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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 33-57223 of Cardinal Health, Inc. on Form S-3 and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No. 33-52537,
No. 33-52539, No. 33-63283-01, No. 33-64337 and No. 333-01927-01 of Cardinal
Health, Inc. on Form S-8 of our report dated August 2, 1996 with respect to the financial statements of Pyxis Corporation, appearing in this Annual Report on Form 10-K of Cardinal Health, Inc., for the year ended June 30, 1996.

                                          ERNST & YOUNG LLP

San Diego, California
August 22, 1996